UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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Soliciting Material under §240.14a-12

GLOBAL MEDICAL REIT INC.
(Name of Registrant as Specified In Its Charter)

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GLOBAL MEDICAL REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
April 19, 2018
Dear Stockholder:
On behalf of the Board of Directors of Global Medical REIT Inc., I cordially invite you to attend our annual meeting of stockholders on Wednesday, May 30, 2018, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EDT).
The attached Notice of Annual Meeting and Proxy Statement describes the matters to be acted upon at the meeting. We encourage you to read these materials carefully. Whether or not you plan to attend the meeting in person, your vote is very important, and we encourage you to vote promptly. We are pleased to offer multiple options for voting your shares. You may vote via the Internet, by mail (if you request to receive printed proxy materials) or in person as described on page 3 of the proxy statement.
We look forward to seeing you at the annual meeting.
Sincerely,
/s/ Jeffrey Busch

Jeffrey Busch
Chairman of the Board, Chief Executive Officer and President
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Global Medical REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
April 19, 2018
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Medical REIT Inc. will be held on Wednesday, May 30, 2018, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EDT), for the following purposes:
1.
to elect the eight nominees named in the attached proxy statement to serve as directors on our Board of Directors (our “Board of Directors” or our “Board”), each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified;

2.
to vote on an advisory resolution to approve named executive officer (“NEO”) compensation;

3.
to hold an advisory vote on the frequency of future advisory votes on NEO compensation;

4.
to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

5.
to transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

The Board has fixed the close of business on April 4, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
You may authorize your proxy on the Internet and may vote by written proxy or written ballot at the meeting. We encourage you to instruct us on the Internet as to the authorization of your proxy. Instructions for voting are contained on the enclosed Notice of Internet Availability. If for any reason you should decide to revoke your proxy, you may do so at any time prior to its exercise at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting in person, your vote is very important, and we encourage you to vote as promptly as possible. If you vote by proxy, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may still do so by following the procedures set forth in the proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jamie Barber

Jamie Barber
General Counsel and Secretary
Bethesda, Maryland
April 19, 2018

Important Notice Regarding the Availability of Proxy Materials
For The Annual Meeting of Stockholders to Be Held on Wednesday, May 30, 2018:
The Proxy Statement and Annual Report are available online at http://www.astproxyportal.com/ast/20744/
and in the “Investors” section of our website at
http://www.globalmedicalreit.com

Global Medical REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
PROXY STATEMENT
This proxy statement, including the information incorporated by reference herein (collectively, this “Proxy Statement”), provides information about the 2018 Annual Meeting of Stockholders of Global Medical REIT Inc. to be held on Wednesday, May 30, 2018, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EDT), and at any adjournment or postponement of the meeting.
The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and this Proxy Statement and form of proxy were first made available to stockholders on the Internet on April 19, 2018.

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Global Medical REIT Inc.
Contact Information and General Information
The Board of Directors of Global Medical REIT Inc., a Maryland corporation, has made these materials available to you on the Internet, in connection with the Company’s solicitation of proxies for its Annual Meeting to be held on Wednesday, May 30, 2018, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EDT). These materials were first made available to stockholders on the Internet on April 19, 2018. Unless the context requires otherwise, references in this Proxy Statement to “we,” “our,” “us,” “our Company” and the “Company” refer to Global Medical REIT Inc.
The mailing address of our principal executive office is c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer and our main telephone number is (202) 524-6851. We maintain an Internet website at http://www.globalmedicalreit.com/. Information at or connected to our website is not and should not be considered part of this Proxy Statement.
Pursuant to rules adopted by the United States Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials via the Internet, instead of mailing printed copies. Accordingly, we are sending a Notice of Internet Availability on or about April 19, 2018 to our stockholders of record on April 4, 2018. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to authorize your proxy to vote online and how to request a paper copy of the Proxy Statement and annual report if you so desire. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Stockholders of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a stockholder’s consent will remain in effect until he or she revokes it by notifying us. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by writing to us at the address above.
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the 2017 Annual Report by contacting us as described above. Beneficial owners with the same address who receive more than one Proxy Statement and 2017 Annual Report may request delivery of a single Proxy Statement and 2016 Annual Report by contacting the Corporate Secretary in writing at the address above.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
The Annual Meeting will be held Wednesday, May 30, 2018, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EDT).
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.
Who can attend the Annual Meeting?
All of our common stockholders of record as of the close of business on April 4, 2018, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. If you wish to attend the Annual Meeting, please register in advance with Investor Relations by email at inquiry@globalmedicalreit.com or by phone at (202) 524-6851. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of April 4, 2018 to gain admittance to the Annual Meeting.
Who may vote?
You may vote if you were the record owner of shares of our common stock at the close of business on April 4, 2018, the record date for the Annual Meeting. Each share of our common stock owned as of the record date has one vote.
What am I voting on?
Our Board is soliciting your vote for:
(1)
the election of eight directors (each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified);

(2)
an advisory vote to approve named executive officer (“NEO”) compensation;

(3)
an advisory vote on the frequency of future advisory votes on NEO compensation;

(4)
the ratification of the appointment of MaloneBailey LLP (“MaloneBailey”) as our independent registered public accounting firm for the year ending December 31, 2018; and

(5)
any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the Board’s recommendations?
Our Board recommends you vote:
(1)
“FOR” the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)
“FOR” the resolution approving NEO compensation for 2017 (see Proposal No. 2);

(3)
“One Year” with respect to the frequency of future advisory votes on NEO compensation (see Proposal No. 3); and

(4)
“FOR” ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the year ending December 31, 2018 (see Proposal No. 4).

What is the difference between a stockholder of record and a beneficial owner of our common stock held in street name?
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and we sent the Notice of Internet Availability directly to you.
Beneficial Owner of Stock Held in Street Name.   If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”
How do I vote?
There are three ways to vote:
•
In Person.   If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•
Via the Internet.   You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability.

•
By Mail.   If you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

How many votes do I have?
You are entitled to one vote for each whole share of our common stock you held as of April 4, 2018. Our stockholders do not have the right to cumulate their votes for directors.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date prior to the Annual Meeting via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary prior to the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.
Brokerage firms generally have the authority to vote customers’ non-voted shares on certain “routine” matters. If your shares are held in the name of the brokerage firm, the brokerage firm can vote your shares for the ratification of MaloneBailey as our registered independent public accounting firm for the year ending December 31, 2018 (Proposal No. 4) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other items (Proposals Nos. 1, 2 and 3) are not considered “routine” and therefore may not be voted upon by your broker without instructions.
What constitutes a quorum for the Annual Meeting?
As of the record date for the Annual Meeting, there were 21,630,675 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. No business may be conducted at the Annual Meeting if a quorum is not present.
What vote is required to approve an item of business at the Annual Meeting?
Election of Directors (Proposal No. 1).   Directors are elected by a majority of the votes cast at the Annual Meeting. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for this proposal, although they will be considered present for the purpose of determining the presence of a quorum.
Advisory Vote on NEO Compensation (Proposal No. 2).   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions and broker-non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Advisory Vote on the Frequency of Future Advisory Votes on NEO Compensation (Proposal No. 3).   The option of one year, two years or three years that receives a majority of votes cast at the Annual Meeting will be the frequency that has been selected by the stockholders. If none of the options receive a majority of the votes cast, the Company will consider the option that receives the most votes as the option selected by the stockholders. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Ratification of the Appointment of MaloneBailey, LLP (Proposal No. 4).   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Where can I find the voting results of the Annual Meeting?
The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four-business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.
How can a stockholder propose business to be brought before next year’s annual meeting?
We must receive any stockholder proposals intended to be presented at our 2019 annual meeting of stockholders on or before December 20, 2018 but no earlier than November 20, 2018 for a proposal to be eligible to be included in the Proxy Statement and form of proxy to be distributed by the Board of Directors for that meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from May 30, 2019, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
Directions to the Annual Meeting of Stockholders
The Annual Meeting will be held at 10:00 a.m. EDT, on Wednesday, May 30, 2018 at the offices of Vinson & Elkins LLP, 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037. You will need to arrive early enough to check in with the security desk in the building lobby. Arriving at least 30 minutes before the meeting time would be prudent.
How are proxies solicited?
The costs and expenses of soliciting proxies from stockholders will be paid by the Company. Employees, officers and directors of the Company and its Advisor may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors and Executive Officers
The following table provides information about the individuals nominated for election as directors at the Annual Meeting and executive officers as of the date of this Proxy Statement.
Name	Age	Position
Jeffrey Busch	58	Chairman of the Board, Chief Executive Officer and President
Robert Kiernan	52	Chief Financial Officer and Treasurer
Jamie Barber	41	General Counsel and Secretary
Alfonzo Leon	42	Chief Investment Officer
Danica Holley	45	Chief Operating Officer
Allen Webb	49	Senior Vice President, SEC Reporting and Technical Accounting
Henry Cole†	73	Director
Matthew L. Cypher, Ph.D.†	41	Director
Zhang Jingguo	54	Director
Ronald Marston†	75	Director
Dr. Roscoe Moore†	73	Director
Zhang Huiqi	28	Director
Lori Beth Wittman†	59	Nominee for Director

†
This individual is independent in accordance with the listing standards of the New York Stock Exchange (“NYSE”).

Nominees for Election as Directors
The Board has set eight directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. All nominees except for Lori Beth Wittman are currently directors of the Company. This section gives information about the nominees for election as directors: Mr. Jeffrey Busch, Mr. Henry Cole, Mr. Matthew L. Cypher, Mr. Zhang Jingguo, Mr. Ronald Marston, Dr. Roscoe Moore, Ms. Zhang Huiqi and Ms. Wittman. Our Nominating and Corporate Governance Committee has recommended that each of these nominees be elected to the Board for a term expiring at the 2019 annual meeting of stockholders and until a successor shall be elected and shall qualify. Each of the nominees has agreed to serve as a director if elected.
Due to expected scheduling issues during 2018 that Mr. Harrington had previously raised to the Board, Mr. Harrington was not nominated for re-election as a member of the Board at the Annual Meeting. There has been no disagreement between Mr. Harrington and the Company. Our bylaws provided that a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number of directors may not be less than the minimum number required by the Maryland General Corporation Law, nor more than 15. The Board has established the current number of directors at nine. Although there will be one vacancy on the Board following the Annual Meeting because Mr. Harrington is not standing for re-election, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The Board of Directors recommends a vote FOR the nominees.
Biographical Information for Nominees for Director
Jeffrey Busch.   Director since September 2014. Mr. Busch has been an active investor in the real estate industry since 1985. Since 2013, Mr. Busch has served as President of Inter-American Management, LLC (the “Advisor”) our external manager. Mr. Busch also has served as a director of our Company since September 2014, has served as Chairman and President of our Company from August 2015 to the present, and has served as Chief Executive Officer of our Company since August 20, 2017. Since October 2014, Mr. Busch has served as Chairman of the Board of American Housing REIT Inc. (f/k/a On Target 360), which is also externally managed by our Advisor. His experience includes developing numerous properties in various asset classes, owning and managing real estate in several states, including rental housing, and a wide variety of commercial real estate. Since 2001, Mr. Busch has also served as President of Safe Blood International Foundation, where he oversees the establishment of medical facilities in 35 developing nations, funded by the CDC and USAID, Exxon Mobil, and the Gates Foundation. Mr. Busch has had presidential appointments in two presidential administrations, one in the Department of Housing and Urban Affairs and the other at the United Nations in Geneva, where he served as a United States delegate. Mr. Busch holds a B.A. from New York University in the Stern School of Business, a Masters of Public Administration from New York University, and a J.D. from Emory University.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Busch should serve as a director because of his significant experience with developing and managing real estate assets.
Henry Cole.   Director since August 2015. Mr. Cole serves as President of Global Development International, LLC, a position he has held since 2007, where he provides development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products, including Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections), MedPharm, Inc. (global and developing country hospital and clinic support), MPRC Group, LTD (medical equipment, medical system planning and support throughout the Middle East), and various others. Mr. Cole previously served from 1989 to 2005 as President and Corporate Officer at Futures Group International and Futures Group Holdings. Under his direction, corporate programs expanded to offices in over 40 countries. Mr. Cole has served on the Faculty of Economics, Tulane University (1969 – 1972) and The US President’s Council of Economic Advisors as staff intern (1969 – 1970).
Mr. Cole has served on the boards of numerous organizations including the Millennium Project from 1996 to 2006; the Futures Institute for Sustainable Development from 2001 to 2005; Foundation Against HIV and AIDS from 2007 to 2011; Kids Save International from 2006 to 2012; Triple Win International from 2008 to 2013; and others. He has worked in over 28 countries, with in-depth experience in Egypt, Turkey, Ghana, Cameroon, Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, Indonesia and India.
Mr. Cole holds a B.A. in Economics from Yale University and an MA as well as completed Ph.D. studies (ABD) in Political Economy, with written comprehensive exams and faculty oral exams completed from The Johns Hopkins University.
Mr. Cole has an adult son who is an employee of the Advisor, and who performs operational management services for the Company.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Cole should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.
The committee also took into account that Mr. Cole is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.
Matthew L. Cypher, Ph.D.   Director since March 2016. In July 2012, Dr. Cypher joined the faculty at Georgetown University’s McDonough School of Business as the director of the Real Estate Finance Initiative (since April 2015, the Steers Center for Global Real Estate). He serves as a professor of real estate at both the graduate and undergraduate levels and tailors coursework to teach the Four Quadrants of the real estate capital markets — public, private, debt and equity. From 2005 to 2012, he served as a director at Invesco Real Estate where he was responsible for oversight of the underwriting group, which acquired $10.2 billion worth of institutional real estate during his leadership tenure. Dr. Cypher personally underwrote $1.5 billion of acquisitions culminating with the purchase of 230 Park Avenue in New York, which Invesco acquired on behalf of its client capital in June 2011. He also oversaw the valuations group, which marked to market Invesco’s more than $13 billion North American portfolio, and served as a member of the firm’s investment committee and investment strategy group. He has held positions as an Adjunct Professor at Southern Methodist University and a Visiting Professor at University of Texas at Arlington.
Dr. Cypher holds a B.A. from Penn State University and a Masters and a Ph.D. from Texas A&M University.
The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Cypher should serve as a director because of his extensive knowledge in real estate.
Zhang Jingguo.   Director since August 2015. Mr. Zhang has approximately 20 years of experience in real estate development in China. Mr. Zhang currently serves as President of ZH USA, LLC, which is a beneficial owner of more than five percent of the outstanding shares of our common stock, and the Chairman, Chief Executive Officer and Executive Director of ZH International Holdings, Ltd., which is the owner of ZH USA, LLC. He also serves as President of Henan Real Estate Chamber of Commerce (March 2010 until present), Vice-President of Industry & Commerce Association of the Henan Province (July 2012 until present), as a graduate tutor of Zhengzhou University (May 2011 until present) and as a member of the Henan Provincial Committee of Chinese People’s Political Consultative Conference (2012 until present). From 1994 to 2001, he worked at Xingye Real Estate as general manager, where he was responsible for its overall operations. Mr. Zhang co-founded Henan Zensun Real Estate Co., Ltd., one of the top 100 property development companies in China. From 1983 to 1994, Mr. Zhang held various positions at the then Light Industry Bureau of Henan Province, the governmental authority in charge of the light industry in the Henan Province and its associated collectively-owned enterprises. Mr. Zhang was awarded “Outstanding Real Estate Developer of Henan Province” by the Department of Housing and Urban-Rural Development of Henan Province in 2011 and “Outstanding Real Estate Developer of Zhengzhou” by the Housing Security and Real Estate Administration Bureau of Zhengzhou in 2009, 2011 and 2012. In 2012, Mr. Zhang was named “Individual with Outstanding Contribution to Market Economy of Henan Real Estate Industry” by Henan Daily and the Private Economy Research Association of Henan Province.
Mr. Zhang received a Bachelor’s degree in radio science from Zhengzhou University in July 1983 and an Executive MBA degree from Guanghua School of Management, Peking University in July 2013. Mr. Zhang received his senior engineer qualification from the People’s Government of Henan Province in December 1996 and his first class construction engineer qualification from the Ministry of Housing and Urban-Rural Development in May 2012.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Zhang should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.
Ronald Marston.   Director since August 2015. Mr. Marston has more than 30 years of experience in international healthcare and is known as an international authority on healthcare systems and trends. In 1973, Mr. Marston joined HCA International (now Health Care Corporation of America), a subsidiary of Hospital Corporation of America and was employed there through 1990. In 1987, he was promoted to President and CEO of HCA International Company with responsibility for all development and operations internationally. Under Mr. Marston’s leadership, HCA International Company grew to include 10 hospitals and seven nursing homes in the United Kingdom; 10 hospitals in Australia; five hospitals and 55 clinics in Central and South America; a management contract for the restructuring of the Singapore General Hospital; a commissioning and management contract for the King Fahad National Guard Hospital in Riyadh, Saudi Arabia; and the longest standing recruitment contract in Saudi Arabia. Hospital Corporation of America sold HCA International in 1989 after the company elected to go private. After the sale, Mr. Marston and his management team acquired certain assets and management contracts and he became the founder, Chairman, and CEO of the resulting privately held company, Health Care Corporation of America, a position he held until 2004 when he started two companies of his own, Southern Manor Living Centers LLC and HCAA Management Company. Mr. Marston is the founder and serves as CEO of Southern Manor Living Centers LLC, three assisted living facilities in Tennessee, and HCCA Management Company, the manager and 52% owner of Southern Manor Living Centers LLC.

Mr. Marston’s previous experience was with Vanderbilt University and Medical Center from 1968 to 1973. Prior to joining Vanderbilt, he was responsible for the training and administration of the 400 bed, Twelfth Evacuation Hospital located in Cu Chi, Republic of Vietnam. Mr. Marston holds a B.A. from Tennessee Technological University; a Certificate in Healthcare Administration from the Academy of Health Service; and a Ph.D. in Management from California Western University.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Marston should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.
The committee also took into account that Mr. Marston is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.
Dr. Roscoe Moore.   Director since August 2015. Until his retirement in 2003, Dr. Roscoe M. Moore, Jr. served with the United States Department of Health and Human Services (“HHS”) and was responsible for the last twelve years of his career for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less-developed countries. Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service entering with the U.S. National Institutes of Health and rising to the rank of Assistant United States Surgeon General within the Immediate Office of the Secretary, HHS. Dr. Moore served as an Epidemic Intelligence Service Officer with the U.S. Centers for Disease Control and Prevention (“CDC”). He was with the Center for Veterinary Medicine, U.S. Food and Drug Administration, before becoming Senior Epidemiologist within the National Institute for Occupational Safety and Health, CDC. Dr. Moore has conducted clinical research on infectious diseases, has evaluated the safety and effectiveness of medical devices, and has conducted relevant epidemiological research on the utilization experience and human health effects of medical devices and radiation.
Dr. Moore served on the Fogarty International Center Advisory Board of Directors, NIH from 2009 to 2013. He served on the Alumni Board of Directors, School of Public Health, University of Michigan from 1987 to 1993. Dr. Moore served on the Dean’s Alumni Council, Bloomberg School of Public Health, at Johns Hopkins University from 1998 to 2002. He has also served as an Affiliate Associate Professor of Environmental Health for the University of Washington, Seattle from 1994 to 2003 and as an Adjunct Professor of Epidemiology, for the Medical University of Southern Africa, Pretoria, South Africa from 1999 to 2002. He served on the Board of Directors for the Africa Center for Health and Human Security, at George Washington University from 2006 to 2009. Dr. Moore served as an Adjunct Professor of Epidemiology, at University of Hanoi, Vietnam from 1999 to 2002. Dr. Moore is the Founder and President of PH RockWood Corporation, which is focused on the prevention, treatment and control of infectious diseases worldwide. Dr. Moore has served on the Board of Directors for Biodefense Gamma LLC since 2009, a company that specializes in purified gamma globulin therapy for a number of infectious diseases. Dr. Moore serves on the Board of Trustees for Friends of the University of Stellenbosch Foundation, a position he has held since 2005, the Board of Directors for the Safe Blood for China Foundation, a position he has held since 2004, and the Board of Directors for Constituency for Africa since 2004, and is its Interim Chairman.
Dr. Moore received his B.S. and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Masters of Public Health degree in Epidemiology from the University of Michigan; and his Ph.D. in Epidemiology from the Johns Hopkins University.
The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Moore should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.
Zhang Huiqi.   Director since March 2016. Ms. Zhang is currently the supervisor for Henan Hongguang Real Estate Limited, a company primarily engaged in property development in China, and Henan Zensun Corporate Development Company Limited, a company mainly engaged in property construction and management. She has held such supervisory position since January 2013 for Henan Hongguang Real Estate Limited and September 2013 for Henan Zensun Corporate Development Company Limited. These companies are controlled by Mr. Zhang Jingguo. Ms. Zhang is the daughter of Mr. Zhang Jingguo.

Prior to Heng Hongguang Real Estate Limited and Henan Zensun Corporate Development Company Limited, Ms. Zhang was a full-time student. Ms. Zhang graduated from the University College London and obtained a Master of Science in Project and Enterprise Management in 2015. She holds a Master of Science in Management from the University of Leicester (2013) and a Bachelor of Management in Business Administration (Information Management and Information Systems) from Beijing Forestry University (2011).
The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Zhang should serve as a director because of her knowledge in real estate and property development.
Lori Beth Wittman.   Nominee for director. Ms. Wittman has over 35 years of real estate experience and has served as the Chief Financial Officer and as a member of the Board of Directors of Big Rock Partners Acquisition Corp. since September 2017. From 2015 to 2017, Ms. Wittman was the Chief Financial Officer of Care Capital Properties, Inc. (NYSE: CCP) (“Care Capital”), a public healthcare REIT with a diversified portfolio of triple-net leased properties focused on the post-acute sector, which merged with Sabra Healthcare REIT, Inc. in 2017. While at Care Capital, Ms. Wittman was responsible for all accounting, reporting, internal control, tax, capital markets, investor relations and marketing activities. Prior to Care Capital, Ms. Wittman was Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc. (“Ventas”), a REIT with a diverse portfolio of more than 1,600 assets consisting of senior housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. While at Ventas, Ms. Wittman oversaw all capital markets, investor relations and marketing activities and was responsible for Ventas’ corporate analyst team. Under Ms. Wittman’s leadership, Ventas successfully raised over $11 billion in debt and equity capital. Prior to her time at Ventas, Ms. Wittman served in a number of finance, accounting and capital markets-related roles at various companies, including General Growth Properties, Big Rock Partners, LLC and Heitman Financial. She also served on the Board of Directors and as Head of the Audit Committee of Green Realty Trust, Inc. She has been a member of the Board of Directors of IMH Financial Corporation (“IMH”), a real estate investment and finance company, since July 2014, and currently serves as a member of the Audit Committee and as Chairperson of the Compensation Committee of IMH.
Ms. Wittman received an M.B.A., Finance and Accounting from the University of Chicago, an M.C.P., Housing and Real Estate Finance from the University of Pennsylvania and a B.A. from Clark University. Ms. Wittman was recommended to the Board by current directors of the Company
The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Wittman should serve as a director because of her thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience in the public healthcare REIT sector.
The committee also took into account that Ms. Wittman is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that her financial expertise qualifies her to serve on our Audit Committee, and that she is an “audit committee financial expert.”
Biographical Information for Executive Officers
Our executive officers are Jeffrey Busch, our Chief Executive Officer, President and Chairman of our Board and the Chief Executive Officer of our Advisor; Robert Kiernan, Chief Financial Officer and Treasurer of our Company and our Advisor; Alfonzo Leon, our Chief Investment Officer; Danica Holley, our Chief Operating Officer; Allen Webb, Senior Vice President, SEC Reporting and Technical Accounting of our Company and our Advisor; and Jamie Barber, General Counsel and Secretary of our Company. Because Mr. Busch is also a director of the Company, we have provided his biographical information above.
Robert Kiernan.   Mr. Kiernan joined the Company and became our Chief Financial Officer and Treasurer in August 2017. Mr. Kiernan has more than 30 years of experience in financial accounting, reporting and management. Prior to joining our Company, Mr. Kiernan served as the Senior Vice President, Controller and Chief Accounting Officer of FBR & Co. (“FBR” NASDAQ: FBRC) commencing in October 2007 and in a similar role for Arlington Asset Investment Corp. (“Arlington Asset” NYSE: AI) commencing in April 2003. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young.

Mr. Kiernan holds a Bachelor of Science in Accounting, Mount St. Mary’s University, Cum Laude (1987) and is a member of the American Institute of Certified Public Accountants.
Alfonzo Leon.   Mr. Leon joined the Company in August 2014 and has served as Chief Investment Officer since July 1, 2015. Mr. Leon is a real estate finance executive with 18 years of acquisition and capital markets experience working on behalf of institutional investors, real estate developers, and health care operators. Prior to joining our Company, Mr. Leon was a Senior Vice President with Cain Brothers & Company, a boutique health care investment banking firm based out of New York and San Francisco, in their real estate M&A and capital markets group. Mr. Leon joined Cain Brothers in 2005 and completed $2 billion in real estate transactions with leading clients across the healthcare spectrum including health systems, multi-specialty physician groups, senior housing operators, non-traded and NYSE-listed REITs, health care developers, and private equity funds. Prior to Cain Brothers, Mr. Leon was an associate with LaSalle Investment Management, an international investment advisor firm, in their North American acquisition group. Mr. Leon joined LaSalle in 2000 and acquired $800 million in multi-family, office, medical office, and industrial property on behalf of institutional investors that include the nation’s largest pension funds and college endowments and a number of sovereign wealth funds. LaSalle Investment Management is a subsidiary of global consultancy firm Jones Lang LaSalle (NYSE: JLL).
Mr. Leon’s experience includes managing commercial real estate transactions ranging from $5 million to $500 million, raising capital for real estate developers, structuring joint ventures between developers and investors, completing portfolio investment sales to health care REITs, structuring sale-leasebacks for physician groups, acquisitions and dispositions for separate and commingled funds, corporate real estate M&A, structuring credit tenant lease financing for investment grade health systems, and strategic real estate advisory for health systems. Mr. Leon’s property type expertise within the healthcare sector includes medical office, outpatient facilities, surgical facilities, post-acute facilities, senior housing, and hospitals. Mr. Leon received his Master’s degree in real estate finance from the Massachusetts Institutes of Technology and his B.S. in Architecture from the University of Virginia.
Danica Holley.   Ms. Holley has served as our Chief Operating Officer since March 30, 2016. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business roll-outs and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as the Director of Strategy, Corporate Business Development for WorldSpace, Inc. from 1997 to 2000, Director of Marketing for Corporate and Business at ISI Professional Services from 2000 to 2001, and Director of Administration at Tanzus Development from 1996 to 1997 and SK&I Architectural Design Group, LLC from 2003 to 2007. Ms. Holley has more than a decade of experience managing multinational teams for complex service delivery across disciplines.
She received a B.S.F.S. from the Edmund Walsh School of Foreign Service at Georgetown University in International Law, Politics and Organization, an African Studies Certificate and Arabic Proficiency (May 1994). She studied International Organization at the School for International Training, Brattleboro, Vermont and Rabat, Morocco (January – June 1993). She is an ICF certified executive leadership coach and an alumna of Georgetown University’s Graduate Leadership Coaching Program (September 2010).
Allen Webb.   Mr. Webb joined the Company in December 2014 and has served as Senior Vice President, SEC Reporting and Technical Accounting since October 2015. Mr. Webb was appointed by the Company’s Board of Directors as an officer of the Company effective June 8, 2016 and was appointed as an officer of our Advisor on December 1, 2016. Mr. Webb has more than 25 years of experience in SEC reporting and technical accounting within multiple industries, including real estate, health care, oil and gas, government contracting, and public utilities. From June 2014 to November 2014, Mr. Webb was an independent consultant. From December 2012 to May 2014, Mr. Webb worked at Empire Petroleum Partners, LLC, one of the largest and most geographically diversified wholesale distributors of motor fuel in the United States. At Empire Mr. Webb served as Director of Financial Reporting from December 2012 to May 2013 and was promoted to Vice President and Corporate Controller from June 2013 to May 2014. Mr. Webb was an independent consultant during October and November of 2012 before joining Empire.

Mr. Webb was the Director of SEC Reporting and Technical Accounting at Versar, Inc. (NYSE: VSR), a global project management company providing support to federal, state, and local clients worldwide from August 2011 to September 2012. From January 2011 to August 2011, Mr. Webb was an independent consultant. Prior to this, he served as the Director of Accounting at Coventry Health Care, Inc., which was acquired by Aetna (NYSE: AET) in 2013. Mr. Webb joined Coventry in April 2008. Prior to joining Coventry, Mr. Webb was the Assistant Controller for Pepco Holdings, Inc., which merged with Exelon (NYSE: EXC) in 2016. Mr. Webb joined Pepco Holdings in August 1998. Prior to joining Pepco Holdings, Mr. Webb joined the real estate industry group within the SEC’s Division of Corporation Finance in March 1997 and joined Arthur Andersen in September 1990 where he served as the engagement manager on several REIT initial public offering engagements. Mr. Webb is a Certified Public Accountant in the state of Maryland.
Jamie Barber.   Mr. Barber joined the Company and became our General Counsel and Secretary in May 2017. Prior to joining our Company, from July 2012 to May 2017, Mr. Barber was Associate General Counsel at FBR, where he assisted with SEC compliance and corporate governance matters and was primary counsel for FBR’s investment banking operations. From August 2004 to June 2012 he served as Senior Associate — REIT Capital Markets at Hunton & Williams LLP, where he represented public REITs in conjunction with their SEC compliance requirements, corporate governance matters and offerings of equity and debt and merger and acquisition transactions. From September 2003 to August 2004 he served as an Associate at Sullivan & Cromwell LLP, where he represented issuers and underwriters in public and private offerings of equity and debt securities.
Mr. Barber received his Juris Doctor degree from Hofstra University School of Law in 2003. In 1999, he received his Bachelor of Science, Accounting and Finance, from Indiana University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below describes the beneficial ownership of shares of our common stock as of March 31, 2018 for:
•
each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each director, director nominee and each NEO; and

•
our directors, director nominee and executive officers as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power. Unless otherwise indicated, the address of each named person is c/o Global Medical REIT, Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security for a loan.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares(2)
5% Beneficial Owners
ZH USA, LLC(3)	2,604,500	12%
Executive Officers, Directors and Director Nominees
Jeffrey Busch	78,501(4)	*
David Young	60,000(5)	*
Robert Kiernan	1,113(6)	*
Donald McClure	31,852(7)	*
Alfonzo Leon	19,349(8)	*
Allen Webb	17,790(9)	*
Jamie Barber	3,686(10)	*
Zhang Jingguo	2,604,500(11)	12%
Zhang Huiqi	18,000(12)	*
Henry Cole	3,750(13)	*
Ronald Marston	2,750(14)	*
Matthew L. Cypher, Ph.D.	3,950(15)	*
Kurt Harrington	2,750(16)	*
Roscoe Moore	2,750(17)	*
Lori Beth Wittman	—	*
All executive officers, directors and director nominee as a group (16 people)	2,863,908	13%

(1)
Includes the total number of shares of common stock issuable upon redemption of partnership units and long-term incentive plan units (“LTIP Units”) in Global Medical REIT L.P., the Company’s operating partnership (the “Operating Partnership”). Subject to certain restrictions, LTIP Units are convertible into an equivalent number of Operating Partnership units (“OP Units”). OP Units are redeemable by the holder for cash or, at the Company’s option, an equivalent number of shares of common stock.

(2)
The total number of shares of common stock outstanding used in calculating the percentage ownership of each person assumes that the LTIP Units held by such person, directly or indirectly, are redeemed for shares of common stock and none of the LTIP Units held by other persons are redeemed for shares of common stock, notwithstanding that not all of the LTIP Units have vested to date.

(3)
Mr. Zhang is the Chairman, Chief Executive Officer and Executive Director of ZH International Holdings, Ltd., the owner of ZH USA, LLC. ZH International Holdings, Ltd., is the sole member of ZH USA, LLC and has voting and dispositive control over securities held by ZH USA, LLC. Joy Town, Inc. is the controlling shareholder of ZH International Holdings, Ltd and has voting and dispositive control over securities held by ZH USA, LLC. The information reported in the table above is based on a Schedule 13D/A filed with the SEC on March 6, 2018 by ZH USA, LLC.

(4)
Includes 28,740 shares of common stock and 49,761 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(5)
Includes 60,000 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions. On August 20, 2017, Mr. Young resigned as Director and CEO of the Company.

(6)
Includes 1,113 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(7)
Includes 31,852 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions. On August 12, 2017, Mr. McClure resigned as CFO of the Company.

(8)
Includes 19,349 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(9)
Includes 17,790 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(10)
Includes 3,686 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(11)
The amount beneficially owned by Mr. Zhang consists of 2,604,500 shares currently owned by ZH USA, LLC. Mr. Zhang has voting and dispositive control over securities held by ZH USA, LLC, whose address is 24/F Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong, PRC.

(12)
Includes 18,000 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(13)
Includes 1,000 shares of common stock and 2,750 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(14)
Includes 2,750 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(15)
Includes 1,200 shares of common stock and 2,750 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(16)
Includes 2,750 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(17)
Includes 2,750 vested LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

CORPORATE GOVERNANCE
Board and Annual Stockholders’ Meetings
The Board of Directors meets regularly to review significant developments affecting us and to act on matters requiring its approval. The Board held 21 meetings in 2017. All of the Company’s directors serving at the time of the 2017 annual meeting attended the 2017 annual meeting, except for Zhang Jingguo and Zhang Huiqi, who both attended telephonically. Our corporate governance guidelines provide that all board members are expected to attend our annual meeting of stockholders. Zhang Jingguo and Zhang Huiqi attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and of the committees upon which they served during 2017.
Committees of the Board of Directors
The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. A current copy of each committee’s charter is available on our website at www.globalmedicalreit.com.
Audit Committee.   Our audit committee currently consists of three of our independent directors, Messrs. Marston, Cole and Harrington. Mr. Harrington has been appointed to serve as the chairman of the Audit Committee. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the NYSE and the rules and regulations of the SEC. Our Board has determined that Mr. Harrington is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.
The Audit Committee held seven meetings in 2017. The primary purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of  (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.
Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee currently consists of three of our independent directors, Messrs. Marston, Moore and Cypher. Mr. Marston has been appointed to serve as the chairman of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.
The Nominating and Corporate Governance Committee held five meetings in 2017. The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.
Compensation Committee.   Our Compensation Committee currently consists of three of our independent directors, Dr. Moore and Messrs. Cole and Harrington. Dr. Moore has been appointed to serve as the chairman of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The Compensation Committee held seven meetings in 2017. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (i) compensation by the Company of the Company’s directors and officers, (ii) review, approval and administration of compensation plans and programs and other benefit plans (the “Plans”), and (iii) compensation of our Advisor. The Company is externally advised by our Advisor and does not currently pay or reimburse any cash compensation to our executive officers, except for a portion of the General Counsel and Secretary’s salary for 2017, as previously disclosed. Instead, our executive officers’ cash compensation is paid by our Advisor or its affiliates. The Compensation Committee and Board do not have input regarding such cash compensation. The Compensation Committee has overall responsibility for evaluating and recommending changes to the director and officer compensation plans, policies and programs of the Company and approving and recommending to the Board for its approval awards under the Plans and amendments to the Plans. The Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions. In 2017, the Compensation Committee retained an independent compensation consultant, FTI Consulting, Inc. (“FTI”), to review the compensation program for our independent directors and the equity-based compensation program for our officers and key employees of our Advisor who perform services for us and to assist the Compensation Committee in developing a new 2018 annual and long-term performance-based equity compensation program for our officers and key employees of our Advisor who perform services for us.
Code of Business Conduct and Ethics
The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found on our website at www.globalmedicalreit.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to stockholders in accordance with applicable SEC rules and applicable standards of the NYSE.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found on our website at www.globalmedicalreit.com.
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.globalmedicalreit.com and these documents are available in print to any stockholder upon request by writing to Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer. Information at or connected to our website is not and should not be considered a part of this annual report.
Board Leadership Structure
The Board has the authority to select the leadership structure it considers appropriate for us. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, a Lead Independent Director, an active and involved Board of Directors, a majority of whom are independent, and Board committees chaired by independent directors. The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. On August 20, 2017, the

Board appointed Mr. Busch, who was serving as Chairman and President of the Company, as Chairman, Chief Executive Officer and President of the Company. This created a unified leadership structure with Mr. Busch executing the strategic direction set by our entire Board. We believe the strength of our Lead Independent Director position, as well as the oversight exercised by the independent members of our Board of Directors through the work of the committees of the Board of Directors discussed above, makes this the best board leadership structure for us at this time.
Lead Independent Director
On May 18, 2017, the Board of Directors appointed Henry Cole as our Lead Independent Director. Our Lead Independent Director is responsible for presiding over executive sessions of the independent directors. Our Lead Independent Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management of our company.
Board’s Role in Risk Oversight
The Board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our properties, loans, operations, information technology, liquidity and capital resources. The Board informally reviews the risks associated with these items at each quarterly Board meeting and at other Board meetings as deemed appropriate.
The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer of our Advisor and, as appropriate, to our Board or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.
Report of the Audit Committee
Our Audit Committee operates under a written charter adopted by the Board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and the financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, and with our independent auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with applicable standards of the NYSE and evaluating the effectiveness of the Audit Committee charter at least annually.
To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles (“GAAP”).
When our audited consolidated balance sheets as of December 31, 2017, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, were prepared and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our independent registered public accounting firm was MaloneBailey. The Audit Committee reviewed and discussed the audited financial statements with management and discussed with MaloneBailey those matters required to be discussed by MaloneBailey with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including the Statement on Auditing Standards No. 1301, as amended. The Audit Committee received the written disclosures and the letter from MaloneBailey required by the applicable requirements of the PCAOB regarding MaloneBailey’s communications with the Audit Committee concerning independence, and discussed with representatives of MaloneBailey their independence from the Company and our management. The Audit Committee reported its findings to our Board of Directors.
Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. A copy of our Annual Report on Form 10-K is available on our website at www.globalmedicalreit.com and through the SEC’s Edgar database at www.sec.gov.
The Audit Committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.
Kurt Harrington, Chairman
Henry Cole
Ronald Marston
Nominations of Directors
Pursuant to its charter, the responsibilities of the Nominating and Corporate Governance Committee include evaluating and recommending to the full Board of Directors the director nominee or nominees to stand for election at our annual meetings of stockholders or for election by the Board of Directors to fill vacancies on the Board of Directors. Although the committee is authorized to retain search firms and to compensate them for their services, it has not elected to do so to date.
The Nominating and Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate as a nominee for election as a director, the committee considers the following criteria, among others: experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The committee does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as the SEC defines that term, and whether the potential director nominee would qualify as an “independent” director under the applicable standards of the NYSE.
The Nominating and Corporate Governance Committee evaluated our Board’s nominees in light of the above criteria and recommended to the Board that they be nominated for election as directors at the Annual Meeting. Our Board approved that recommendation.
The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for Board membership. For a stockholder to nominate a director candidate, the stockholder must comply with the advance notice provisions and other requirements of Section 11 of Article II of our bylaws.

We urge any stockholder who intends to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration to review thoroughly our Nominating and Corporate Governance Committee Charter and Section 11 of Article II of our bylaws. Copies of our Nominating and Corporate Governance Committee Charter and our bylaws are available upon written request to Danica Holley, Chief Operating Officer, Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814.
We must receive any nomination intended to be presented at our 2019 annual meeting of stockholders on or before December 20 , 2018 but no earlier than November 20, 2018 for the nomination to be eligible to be included in the Proxy Statement and form of proxy to be distributed by the Board of Directors for that meeting
Communications with the Board of Directors
The Board of Directors has established a process for interested parties to send communications to the Board of Directors. Stockholders may communicate with the Board as a group or individually by writing to: The Board of Directors of Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Bethesda, Maryland 20814. The Corporate Secretary may require reasonable evidence that a communication or other submission is made by a stockholder before transmitting the communication to the Board or a Board member. On a periodic basis, the Corporate Secretary will compile and forward all stockholder communications submitted to the Board or the individual directors.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides our stockholders with an advisory vote to approve our NEO compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our NEOs. Although this vote is advisory and is not binding, the Board and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.
As described in detail under “Compensation Discussion and Analysis,” we believe that our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Our Board and Compensation Committee carefully review, analyze and discuss our compensation program on an ongoing basis. Our Board believes that our current executive compensation program effectively links executive compensation to our performance and appropriately aligns the interests of our executive officers with those of our stockholders.
Voting and Effect of Vote
We are requesting your non-binding, advisory vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation, Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement, is hereby APPROVED.”
You will vote FOR, AGAINST or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when deliberating future executive compensation decisions for NEOs.
Board Recommendation
As noted in the Compensation Discussion and Analysis, the Compensation Committee believes its 2017 compensation decisions will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the NEOs for 2017 was reasonable and appropriate.
The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement in the Compensation Discussion and Analysis, the compensation tables and any related material (Proposal 2 on the proxy card).

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In Proposal 2 above, we ask our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs. Section 14A of the Exchange Act also provides our stockholders with the opportunity to recommend, on an advisory basis, how frequently we should provide future advisory executive compensation votes. By voting on this Proposal 3, stockholders may tell us whether they would prefer to have an advisory NEO compensation vote each year, every two years or every three years.
After careful consideration, our Board has determined that having an advisory vote on NEO compensation each year is the most appropriate policy for our Company at this time and, therefore, recommends that you vote to have future advisory NEO compensation votes each year for the following reasons:
•
As noted in Proposal 2 above, the Board of Directors conducted an extensive evaluation of our compensation practices in 2017 with the support of FTI and adopted compensation practices that we believe align the interests of our executive officers with those of our stockholders.

•
An annual vote would give the Board of Directors and the Compensation Committee clear and timely feedback regarding the compensation of our NEOs in light of their most current performance.

•
The primary focus of the disclosure of the compensation paid to our NEOs required to be included in our proxy statements is compensation granted in or for the prior fiscal year.

•
The Compensation Committee evaluates the compensation of our NEOs on an annual basis. Thus, an annual advisory vote on NEO compensation would align stockholder feedback with this evaluation.

•
An annual vote would provide stockholders the most frequently occurring opportunity to evaluate the effectiveness of our short- and long-term executive compensation programs and policies and any changes we have implemented in response to the views and input of stockholders, as well as the related performance of the Company over the cycle.

Although our Board believes that holding an advisory vote on NEO compensation each year currently reflects the appropriate balance, our Board may reassess this issue periodically and may vary our practice based on factors such as discussions with our stockholders and the adoption of any material changes to our compensation programs.
Stockholders can choose one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove our Board’s recommendation. The option of one year, two years or three years that receives a majority of votes cast by the Company’s stockholders will be the frequency that has been selected by the stockholders. If none of the options receive a majority of the votes cast, we will consider the option that receives the most votes as the option selected by the stockholders. Because this is an advisory vote, the voting results will not be binding on the Company, the Board of Directors or the Compensation Committee, although our Board of Directors plans to consider the frequency receiving the most votes when deciding how often to have the advisory executive compensation votes in the future.
The Board of Directors recommends that stockholders vote to hold future advisory votes on executive compensation every year.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our Company is externally managed by our Advisor pursuant to the terms and conditions of the Amended and Restated Management Agreement, dated July 1, 2016, between us and our Advisor (the “Management Agreement”). Because the Management Agreement provides that our Advisor is responsible for managing our affairs, our executive officers, who are all employees of our Advisor or its affiliates, do not receive cash compensation directly from us for serving as our executive officers.
Our Advisor or its affiliates pay all cash compensation of our executive officers, except that a portion of the salary of our General Counsel and Secretary is reimbursed by the Company. We pay our Advisor a management fee pursuant to the Management Agreement, and our Advisor uses the proceeds from the management fee in part to pay compensation to our officers and the Advisors’ other employees who perform services for us. Our Advisor has informed us that, because the services performed by these officers or employees in their capacities as such are performed in a significant part, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Advisor that relates solely to their services to us. Our Advisor currently has one other client, American Housing REIT Inc., for which it provides management services under an agreement that is similar to the management agreement between us and our Advisor. At this time, there are no other real estate programs or clients for which the Advisor provides services; however, some of our officers who are employed by our Advisor or one of its affiliates do spend a portion of their time on other projects and businesses that are sponsored by affiliates of our Advisor.
Although we do not directly pay our named executive officers, or NEOs, any cash compensation, other than reimbursement of a portion of the salary of our General Counsel and Secretary, we do directly pay our NEOs non-cash compensation through equity incentive awards with time-based and performance-based vesting terms. The primary objectives of our equity incentive plans are to align pay with performance while at the same time attracting and retaining high-quality, talented executives.
Our equity incentive awards are divided into an annual incentive plan and a long-term incentive plan, each as summarized in the table below:
	Annual Equity Incentive Plan	Long-Term Equity Incentive Plan
Structure	Threshold, Target and Maximum Awards based on the achievement of various annual performance goals	Threshold, Target and Maximum Awards based on achievement of various long-term stockholder return goals.
Performance Metrics
Generally divided into multiple categories based on the following metrics:
•
Acquisition activity;

•
Adjusted Funds from Operations (“AFFO”);

•
Capital raising;

•
Net asset value; and

•
Individual performance.

Performance-based component (beginning with our 2018 plan, 60% of overall long-term equity award) generally divided into the following two categories:
•
Absolute total stockholder return (75%); and

•
Relative total stockholder return (25%).

Beginning with our 2018 plan, the remaining 40% of the long-term equity award is subject to time-based vesting only.(1)

	Annual Equity Incentive Plan	Long-Term Equity Incentive Plan
Timing of Payout and Vesting
Awards are paid, through the issuance of LTIP Units, annually based on achievement of performance metrics for the prior year, and vest once issued as follows:
•
50% immediately at the time of issuance; and

•
50% on the one year anniversary of the issuance date(2).

Performance-based awards are paid through the issuance of LTIP Units, at the end of a three-year performance period based on the achievement of absolute and relative total stockholder return goals, and vest once issued as follows:
•
50% immediately at the time of issuance; and

•
50% on the first anniversary of the date of issuance. Time-based awards vest in equal one-third installments on the first, second and third anniversary of the date of grant.

(1)
For 2017, 100% of the Long-Term Equity Incentive Plan was divided into an absolute total stockholder return component (75%) and a relative stockholder return component (25%).

(2)
For 2017, the vesting date for this portion of the LTIP Unit Award was December 31, 2018 even though the units were issued on March 5, 2018. Going forward, the vesting date will be one year from the issuance date.

The Company calculates AFFO by modifying the National Association of Real Estate Investment Trusts’ computation of Funds From Operations (“FFO”). FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates AFFO by adjusting FFO for certain cash and non-cash items and certain recurring and non-recurring items. These items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, an advisory fee settled with the issuance of OP Units, and other items.
Our Annual Equity Incentive Plan is designed to reward our NEOs based on achievements of various annual financial, acquisition and financial goals while our Long-Term Equity Incentive Plan is designed to reward our NEOs for achievements based on long-term stockholder returns. We believe a combination of both an annual and long-term performance plan helps incent our NEOs to achieve our short-term operational goals without sacrificing long-term stockholder value.
Our Compensation Committee, which is comprised solely of independent directors, is responsible for the establishment and oversight of our Equity Incentive Plans. The Compensation Committee reaches decisions on executive equity compensation using input from a variety of sources, including an independent compensation consultant as described below. A significant portion of our executives’ equity compensation is performance-based, which we believe ensures that a substantial portion of the compensation of our NEOs is directly aligned with our stockholders’ interests.

2017 Financial and Operational Highlights
The table below summarizes our 2017 financial and operational highlights compared to 2016:
As of and for the year ended
	2017	2016
Gross investment in real estate	$471.5 million	$206.9 million
Rental revenue	$28.5 million	$8.1 million
Net loss attributable to common stockholders per share	$(0.09)	$(0.68)
Revolving credit facility capacity	$250 million	$200 million
Preferred stock outstanding	$75 million	—
Total equity	$259 million	$155 million
Internal control over financial reporting	No material weaknesses	Material weakness
Fiscal year 2017 was a transformational year for our Company. In addition to more than doubling our real estate investments, we made significant changes to our executive team that helped remedy the material weakness in our internal controls over financial reporting and normalize our general and administrative expenses. In addition, we were able to significantly increase our capital resources in 2017 by (i) increasing our credit facility capacity from $200 million to $250 million (which was later increased to $340 million in March of 2018), (ii) completing a follow-on offering of our common stock, which raised net proceeds of $33.8 million, and (iii) completing an initial offering of our Series A Preferred Stock, which raised net proceeds of  $75 million. In addition, in 2017 we established a $50 million “at-the-market” program for our common stock.
Role of the Compensation Committee
The Compensation Committee approves, and recommends that the Board approve, the grant of the annual and long-term incentive awards and other equity awards. The committee regularly reviews the Company’s executive compensation and monitors best practices concerning executive compensation.
Compensation Committee meetings are regularly attended by committee members and usually are attended by our Chief Executive Officer. Meetings may be attended by other executives and advisors as appropriate. The committee also meets in executive sessions without members of management present. The Chairman of the Compensation Committee reports to the Board on the committee’s decisions concerning, among other things, compensation of the executive officers.
The Compensation Committee reviews and discusses with management this Compensation Discussion and Analysis section of the Proxy Statement and reaches a determination, on an annual basis, whether to recommend to the Board that this Compensation Discussion and Analysis section of the Proxy Statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC. The Compensation Committee is also responsible for overseeing any stockholder advisory votes with respect to executive compensation matters, including non-binding advisory votes on executive compensation, the frequency of such votes, and votes on “golden parachute” payments.
Role of the Compensation Consultant
The Compensation Committee retains its own independent compensation consultant who reports directly to the committee. The independent compensation consultant’s engagement includes reviewing and advising on material aspects of the Company’s annual incentives and equity compensation. Since 2017, the Compensation Committee has engaged the services of FTI Consulting, Inc. (“FTI”) as its independent compensation consultant. During fiscal year 2017, FTI provided the following executive compensation consulting services to the Compensation Committee:
•
Assisted with the benchmarking and analysis of the compensation for the Company’s NEOs;

•
Assisted with the development and analysis of peer group companies for comparison of NEO compensation;

•
Identified the mix of compensation components for each NEO position;

•
Provided commentary and information regarding the overall executive compensation program; and

•
Provided benchmarking and information on director compensation.

From time to time, FTI communicates with our Chief Executive Officer to discuss different elements and weightings of compensation and best practices and trends in executive compensation.
While the Compensation Committee considers FTI’s input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The Compensation Committee has the full authority to retain and terminate the services of FTI as it deems necessary or appropriate.
FTI did not in 2017 and currently does not provide any other services to the Company. After reviewing information provided by FTI regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the Compensation Committee determined that no conflicts of interest existed in connection with the services FTI performed for the Company in 2017.
Role of the Chief Executive Officer
Our Chief Executive Officer participates in the compensation determination process by consulting with the Board and the Compensation Committee on matters related to compensation, and by making compensation recommendations for our NEOs. These recommendations are based upon information provided by FTI, his assessment of each NEO’s performance and contributions to the Company’s performance, and other considerations including employee retention. The Compensation Committee considers this information, but approves and recommends that the Board approve, based on its own independent judgment, the amounts payable to our NEOs.
Peer Companies and Competitive Positioning
The Compensation Committee, with input and recommendations from FTI, establishes the Company’s peer group on an annual basis. The Compensation Committee uses the peer group for compensation benchmarking and general comparison purposes. The peer group comprises companies selected on various criteria including criteria recommended by FTI, including size, industry, revenue and market capitalization. FTI evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the Compensation Committee additions and/or deletions from the prior year’s peer group as may be warranted. For fiscal year 2017, the peer group consisted of the following companies (collectively, the “Peer Companies”):
•
Armada Hoffler Properties, Inc.

•
BRT Apartments Corp.

•
CareTrust REIT, Inc.

•
CatchMark Timber Trust, Inc.

•
Community Healthcare Trust Incorporated

•
Dynex Capital, Inc.

•
Farmland Partners Inc.

•
Investors Real Estate Trust

•
MedEquities Realty Trust, Inc.

•
One Liberty Properties, Inc.

•
Preferred Apartment Communities, Inc.

•
Sotherly Hotels Inc.

•
UMH Properties, Inc.

•
Urstadt Biddle Properties Inc.

•
Wheeler Real Estate Investment Trust, Inc.

•
Whitestone REIT

In order to assist the Compensation Committee in its determination of executive compensation, FTI prepares an independent analysis of key size and performance indicators such as revenue, market capitalization, and total stockholder return compared to the Peer Companies. This analysis is provided to the Compensation Committee so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.
FTI also delivers a benchmarking analysis of the compensation paid to our NEOs and to our directors to the Compensation Committee. This analysis compares annual and long-term incentive awards and total compensation to compensation components of the Peer Companies and provides general guidance for future compensation levels. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.
The Compensation Committee does not target a specific market position relative to the Peer Companies for the compensation elements of executive officers but seeks to pay competitively and takes into consideration the relative positioning compared to the Peer Companies in making compensation decisions. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the Compensation Committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.
Equity Compensation Plan Information
In 2016, the Board approved and adopted the 2016 Equity Incentive Plan (the “2016 Plan”). The purposes of the 2016 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.
The 2016 Plan is administered by the Compensation Committee of the Company’s Board, which interprets the 2016 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.
The 2016 Plan allows the Company to grant the following types of awards:
•
options, including non-qualified options and incentive stock options;

•
stock appreciation rights, or SARs;

•
stock awards, including restricted stock and unrestricted stock;

•
restricted stock units;

•
other equity-based awards, including LTIP Units;

•
incentive awards;

•
substitute awards; and

•
performance awards.

An aggregate of 59,966 LTIP Units were issued during the year ended December 31, 2017 pursuant to the 2016 Plan. No equity-based awards were granted or issued, and no other compensation was paid by the Company, prior to 2016.

2017 Annual and Long-Term Performance-Based Incentive Plan
On February 28, 2017, the Board approved the recommendations of the Compensation Committee with respect to the granting of 2017 Annual Performance-Based Incentive Plan (“LTIP”) Awards (the “2017 Annual Awards”) and 2017 Long-Term Performance-Based Incentive LTIP Awards (the “2017 Long-Term Awards”) to the executive officers of the Company and other employees of the Advisor who perform services for the Company. The 2017 Annual Awards and 2017 Long-Term Awards were granted pursuant to the 2016 Plan.
The 2017 Annual Awards and 2017 Long-Term Awards granted to the Company’s NEOs as of December 31, 2017 are described below.
Name	Title	2017 Annual Award Target	Number of Target Annual Award Units	2017 Long- Term Award Target	Number of Target Long- Term Award Units
Jeffrey Busch	Chairman, current CEO and President	$110,000	13,095	$200,008	25,975
David Young	Former Director and Former CEO	$100,000	11,904(1)	$300,000	38,961(1)
Donald McClure	Former CFO and Treasurer	$77,500	9,226(2)	$75,000	9,740(2)
Robert Kiernan	Current CFO and Treasurer	$25,000	2,994	$80,000	10,621
Alfonzo Leon	Chief Investment Officer	$92,500	11,011	$100,000	12,987
Jamie Barber	General Counsel and Secretary	$50,000	5,230	$80,000	7,133
Allen Webb	SVP — SEC Reporting and Technical Accounting	$90,000	10,714	$80,006	10,390

(1)
On August 20, 2017, Mr. Young resigned as Director and CEO of the Company. Pursuant to Mr. Young’s severance agreement, he forfeited all 11,904 of his 2017 Annual Awards and all 38,961 of his 2017 Long-Term Awards.

(2)
On August 12, 2017, Mr. McClure resigned as CFO of the Company. Pursuant to Mr. McClure’s severance agreement and based on the partial service factor (as defined in his LTIP Unit Award Agreements), Mr. McClure forfeited (i) 2,806 of his original 9,226 2017 Annual Awards and (ii) 8,004 of his original 9,740 2017 Long-Term Awards.

The number of target LTIP Units comprising each 2017 Annual Award was based on the closing price of the Company’s common stock reported on the NYSE on the date of grant. The number of target LTIP Units comprising each 2017 Long-Term Award was based on the fair value of the Long-Term Awards as determined by an independent valuation consultant, in each case rounded to the next whole LTIP Unit in order to eliminate fractional units.
2017 Annual Awards
The Compensation Committee established performance goals for calendar year 2017 (the “2017 Annual Performance Period”) that were used to determine the number of 2017 Annual Awards earned by each grantee.
The number of LTIP Units issuable to each grantee at the end of the annual 2017 performance period was determined by dividing the total number of 2017 Annual Award Target LTIP Units into five equal (20%) components as shown in the table below (each a “Component”) and multiplying the number of 2017 Annual Award Target Award LTIP Units allocated to each Component by the applicable Performance Percentage described underneath the table below, based on the extent to which the performance goal for each such Component was achieved.

Target No. of LTIP Units	Component	Performance Goal	2017 Performance Result
20% of total Target LTIP Units	Acquisitions including (i) closed acquisitions during 2017 and (ii) acquisitions placed under definitive purchase contract on or before December 31, 2017 and closed by February 28, 2018.	Threshold: $300 million Target: $500 million Maximum: $600 million	$314.1 million 10.71% of Target LTIP Units earned
20% of total Target LTIP Units	Capital raising measured by gross proceeds actually raised through the issuance and sale of primary Company equity securities during the period from January 1, 2017 through December 31, 2017.	Threshold: $75 million Target: $200 million Maximum: $300 million	$108.75 million 12.70% of Target LTIP Units earned
20% of total Target LTIP Units	Net Asset Value (NAV) calculated as total assets minus total liabilities, in each case calculated under GAAP as reported on the Company’s audited balance sheet as of December 31, 2017.	Threshold: $250 million Target: $350 million Maximum: $450 million	$259 million 10.90% of Target LTIP Units earned
20% of total Target LTIP Units	Adjusted FFO (AFFO) per share for the fourth quarter ended December 31, 2017, as reported by the Company in its year-end earnings announcement for the fiscal year and fourth quarter ended December 31, 2017.	Threshold: $0.18 per share
Target: $0.20 per share
Maximum: $0.22 per share
		AFFO per share for the fourth quarter of 2017 excludes the dilutive effect, if any, of any capital raising completed during the period beginning on July 1, 2017 and ending on December 31, 2017.	$0.18 per share 10.00% of Target LTIP Units earned

Target No. of LTIP Units	Component	Performance Goal	2017 Performance Result
20% of total Target LTIP Units	Discretionary Component	Entirely at the discretion of the Committee based on the Committee’s assessment of the Grantee’s individual performance in areas the Committee deems in its discretion to be important based on the Grantee’s job duties and position within the organization.	The Compensation Committee determined that each executive officer (with the exception of Messrs. Young and McClure), based upon an evaluation of the individual performance of each, earned 30% of total Target LTIP Units.(1)

(1)
Pursuant to the discretion of the Compensation Committee, Mr. McClure did not earn any total Target LTIP Units with respect to this Component because he was not an officer of the Company at the time of the Compensation Committee’s evaluation. Pursuant to the terms of his separation agreement, Mr. Young forfeited all of his 2017 Annual Awards.

Performance Percentages
(i)
If the Company achieved less than the Threshold Goal in a particular Component in the above table, all of the 2017 Annual Award LTIP Units for that Component (20% of the total target number of 2017 Annual Award LTIP Units) would have been forfeited.

(ii)
If the Company achieved the Threshold Goal in a particular Component in the above table, the number of earned LTIP Units in that Component would have been equal to 50% of the number of 2017 Annual Award Target LTIP Units for that Component (or 10% of the total target number of 2017 Annual Award LTIP Units).

(iii)
If the Company achieved the Target Goal in a particular Component in the above table, the number of earned LTIP Units in that Component would have been equal to 100% of the number of 2017 Annual Award Target LTIP Units for that Component (or 20% of the total target number of 2017 Annual Award LTIP Units).

(iv)
If the Company achieved or exceeded the Maximum Goal in a particular Component in the above table, the number of earned LTIP Units for that Component would have been equal to 150% of the number of 2017 Annual Award Target LTIP Units for that Component (or 30% of the total target number of 2017 Annual Award LTIP Units).

For achievement of a Performance Goal at an intermediate point between the Threshold Goal and the Target Goal or between the Target Goal and the Maximum Goal for any Component, the number of earned LTIP Units for that Component was interpolated on a straight-line basis between 50% and 100% or between 100% and 150%, respectively, of the target number of 2017 Annual Award LTIP Units allocated to that Component. Fractional LTIP Units were rounded to the next whole LTIP Unit.
Units that were earned based on performance as provided above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:
(i) 50% of the earned LTIP Units became vested on March 5, 2018; and
(ii) 50% of the earned LTIP Units become vested, and cease to be subject to forfeiture, on December 31, 2018.

Vesting is accelerated in the event of a termination of the executive’s position without “Cause” or for “Good Reason” (as defined in the relevant award agreements), as a result of death or disability, or as a result of the grantee’s retirement. Unvested LTIP Awards would have been forfeited in the event of any other termination event.
2017 Long-Term Awards
The number of 2017 Long-Term Award units that each grantee is entitled to receive will be determined following the conclusion of a three-year performance period (the “2017 Long-Term Performance Period”) based on the Company’s Total Stockholder Return (“TSR”) on both an absolute basis (“Absolute TSR Component”) (representing 75% of the target 2017 Long-Term Award) and relative to the companies comprising the SNL Healthcare REIT Index (“Relative TSR Component”) (representing 25% of the target 2017 Long-Term Award) during the 2017 Long-Term Performance Period. Grantees will not be entitled to receive any LTIP Units except to the extent they are earned upon the end of the 2017 Long-Term Performance Period in accordance with the terms and conditions of the 2017 LTIP Long-Term Award Agreements. 2017 Long-Term Award LTIP Units that are not earned will be forfeited and cancelled and earned LTIP Units will be subject to forfeiture prior to vesting as set forth below.
The number of LTIP Units earned under the Absolute TSR Component of the 2017 Long-Term Awards will be determined as soon as reasonably practicable following the earlier of  (a) the calendar day immediately preceding the third anniversary of February 28, 2017, or (b) the date upon which a “Change of Control” (as defined in the relevant award agreement) occurs (the “Long-Term Valuation Date”), by multiplying the total target number of Long-Term Award LTIP Units by 75% and then multiplying such product by the applicable Percentage of Absolute TSR Component Earned based on the Company’s TSR as shown below:
TSR	Percentage of Absolute TSR Component Earned
Less than 24%	0%
24%	50%
30%	100%
36% or greater	200%
The Absolute TSR Component will be forfeited in its entirety if the TSR is less than 24%. If the TSR is between 24% and 30%, or between 30% and 36%, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers, respectively.
The number of 2017 Long-Term Award LTIP Units earned under the Relative TSR Component will be determined as soon as reasonably practicable following the Long-Term Valuation Date by multiplying the number of Award LTIP Units by 25% and then multiplying such product by the applicable Percentage of Relative TSR Component Earned based on the Company’s Relative Performance as shown below:
Relative Performance	Percentage of Relative TSR Component Earned
TSR below the 35th percentile of Peer Companies	0%
TSR equal to the 35th percentile of Peer Companies	50%
TSR equal to the 55th percentile of Peer Companies	100%
TSR equal to or greater than the 75th percentile of Peer Companies	200%
The Relative TSR Component will be forfeited in its entirety if the Relative Performance is below the 35th percentile of Peer Companies. If the Relative Performance is between the 35th percentile and 55th percentile of Peer Companies, or between the 55th percentile and 75th percentile of Peer Companies, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers, respectively.

As soon as practicable following the 2017 Long-Term Valuation Date, the Compensation Committee will determine the number of LTIP Units earned by each grantee under both the Absolute TSR Component and the Relative TSR Component. Any 2017 Long-Term Performance Award LTIP Units that are not earned as set forth above will be forfeited, and the grantee will have no right in or to any such unearned and unissued LTIP Units after it is determined that they were not earned.
Units that have been earned based on performance as provided above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:
(i) 50% of the earned LTIP Units become vested, and cease to be subject to forfeiture, as of the Long-Term Valuation Date; and
(ii) 50% of the earned LTIP Units become vested, and cease to be subject to forfeiture, on the first anniversary of the Long-Term Valuation Date.
Distributions
Pursuant to both the 2017 LTIP Annual Award Agreements and 2017 LTIP Long-Term Award Agreements, distributions equal to the dividends declared and paid by the Company accrued and will accrue during the applicable performance period on the maximum number of LTIP Units that the grantee could earn and are paid with respect to all of the earned LTIP Units at the conclusion of the applicable performance period, in cash or by the issuance of additional LTIP Units at the discretion of the Compensation Committee.
2018 Equity Issuance Decisions for 2017 Performance
In March 2018, the Board, upon the recommendation of the Compensation Committee, determined a number of earned LTIP Units under the 2017 Annual Awards based on the achievement of the applicable performance goals discussed above as follows:
Name	Title	Number of 2017 Target Annual Award Units	Number of 2017 Earned Annual Award Units
Jeffrey Busch	Chairman, current CEO and President	13,095	9,730
David Young	Former Director and Former CEO	11,904(1)	—(1)
Donald McClure	Former CFO and Treasurer	6,420(2)	2,845(2)
Robert Kiernan	Current CFO and Treasurer	2,994	2,225
Alfonzo Leon	Chief Investment Officer	11,011	8,182
Jamie Barber	General Counsel and Secretary	5,230	3,886
Allen Webb	SVP – SEC Reporting and Technical Accounting	10,714	7,961

(1)
On August 20, 2017, pursuant to the terms of his separation agreement, Mr. Young forfeited all of his 2017 Annual Awards.

(2)
Based on a partial service factor, Mr. McClure received 2,845 LTIP Units pursuant to the 2017 Annual Awards.

As shown in the table above and based on the achievement of the various performance metrics described above, the Compensation Committee determined in 2018 to award 74.31% of the 2017 Target Annual Award units to each officer of the Company (with the exception of Messrs. Young and McClure). This determination was based upon the calculations and evaluations described above with respect to each of the Target Goals. As described above, Messrs. Young and McClure were not officers of the Company at the time of the Compensation Committee’s evaluation; Mr. McClure received 44.31% of the 2017 Target Annual Award units, adjusted for a partial service factor, and Mr. Young received none, in accordance with the terms of his separation agreement.

Other Grants
On May 8, 2017, the Board approved an award to Mr. Barber consisting of 5,230 LTIP Units in connection with Mr. Barber’s appointment as General Counsel and Secretary of the Company, representing a grant date fair value of  $50,000, one-third of which will vest on each of May 8 of 2018, 2019 and 2020. The LTIP Units were granted pursuant to the 2016 Plan.
On August 23, 2017, the Board approved an award consisting of 5,974 LTIP Units in connection with Mr. Kiernan’s appointment as Chief Financial Officer and Treasurer of the Company, representing a grant date fair value of  $50,000, one-third of which will vest on each of August 23 of 2018, 2019 and 2020. The LTIP Units were granted pursuant to the 2016 Plan.
On October 11, 2017, the Board approved an award to Mr. Busch consisting of 32,787 LTIP Units in connection with Mr. Busch’s appointment as Chief Executive Officer of the Company, representing a grant date fair value of  $300,000, 50% of which will vest on October 11, 2018 and the remaining 50% of which will vest on October 11, 2019. The LTIP Units were granted pursuant to the 2016 Plan.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2017, and in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors
Dr. Roscoe Moore, Chairman
Kurt Harrington
Henry Cole
Compensation Committee Interlocks and Insider Participation
No current or former member of the Compensation Committee is, or has been, one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Risk Considerations in our Executive Compensation Program
The Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Advisor who are dedicated or partially dedicated to providing services to the Company, taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Several features of the Company’s equity compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:
•
Our performance-based compensation is structured to reward both short- and long-term corporate performance;

•
The payout amounts under the short-term and long-term incentives are capped; and

•
The Compensation Committee considers risk management when determining the discretionary portion of our 2017 Annual Plan.

Summary Compensation Table for 2017, 2016 and 2015
The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our NEOs for the years ended December 31, 2017, 2016 and 2015. Equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Other(3)		Total
Jeffrey Busch Chairman, Current CEO and President	2017	$—	$610,009(4)		$69,507	$679,516
	2016	$—	$780,016(5)		$29,738	$809,754
	2015	$—	$—		$—	$—
David Young Former Director and Former CEO	2017	$—	$400,000(6)		$38,389	$438,389
	2016	$—	$955,011(7)		$37,195	$992,206
	2015	$—	$—		$—	$—
Robert Kiernan CFO and Treasurer	2017	$—	$155,002(8)		$2,390	$157,392
	2016	$—	$—		$—	$—
	2015	$—	$—		$—	$—
Donald McClure Former CFO and Former Treasurer	2017	$—	$152,500(9)		$12,172	$164,672
	2016	$—	$300,010(10)		$20,860	$320,870
	2015	$—	$—		$—	$—
Alfonzo Leon Chief Investment Officer	2017	$—	$192,500(11)		$23,819	$216,319
	2016	$—	$290,019(12)		$9,995	$300,014
	2015	$—	$—		$—	$—
Jamie Barber General Counsel and Secretary	2017	$125,000(13)	$179,999(14)		$2,092	$307,091
	2016	$—	$—	$		$—
	2015	$—	$—		$—	$—
Allen Webb Senior Vice President — SEC Reporting and Technical Accounting	2017	$—	$170,006(15)		$20,344	$190,350
	2016	$—	$250,010(16)		$9,086	$259,096
	2015	$—	$—		$—	$—

(1)
All of our NEOs are or were employees of our Advisor; therefore, we did not pay our NEOs a salary, cash bonuses or benefits in 2017, 2016 or 2015; provided, that we reimbursed our Advisor $125,000 of Mr. Barber’s salary in 2017.

(2)
Except with respect to awards issued under the 2017 Long-Term Plan, which was based on a valuation determined by an independent consultant, the LTIP award values disclosed in this summary compensation table are based on market values of the Company’s common stock at the time of grant. Awards granted under the 2017 Long-Term Plan were valued using a Monte Carlo simulation. The Monte Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for the Company and the members of the SNL Healthcare REIT Index over the performance period. See Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)
Represents distributions declared or paid on vested and unvested LTIP Units owned by each NEO.

(4)
Consists of  (i) 32,787 LTIP Units issued on October 11, 2017, in connection with Mr. Busch’s appointment as Chief Executive Officer of the Company, at a price of  $9.15 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, 50% of which will vest on October 11, 2018 and the remaining 50% of which will vest on October 11, 2019, and (ii) 13,095 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $165,000, based on the closing price per share on the date of grant and (iii) 25,975 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $400,016, based on the valuation determined by an independent consultant on the date of grant.
(5)
Consists of: (i) 70,000 LTIP Units issued in connection with the Company’s initial public offering at a price of  $10.00 per unit, which represented the per share public offering price of the Company’s initial public offering, 60% of which had vested by December 1, 2017 and the remaining 40% of which will vest in equal installments on each of December 1, 2018 and 2019, and (ii) 8,688 LTIP Units issued on December 21, 2016 at a price of  $9.21 per unit, which represented the average closing price of the Company’s common stock on each of the 10 trading days preceding the date of issuance, one-third of which vested on December 21, 2017 and the remaining two-thirds of which will vest in equal installments on each of December 21, 2018 and 2019.

(6)
Consists of  (i) 11,904 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units , which would result in a value of  $150,000, based on the closing price per share on the date of grant and (ii) 38,961 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $600,000 based on the valuation determined by an independent consultant on the date of grant. Pursuant to Mr. Young’s severance agreement with the Company, Mr. Young forfeited all 11,904 of his 2017 Annual Awards and all 38,961 of his 2017 Long-Term Awards.

(7)
Consists of: (i) 90,000 LTIP Units issued in connection with the Company’s initial public offering at a price of  $10.00 per unit, which represented the per share public offering price of the Company’s initial public offering and (ii) 5,973 LTIP Units issued on December 21, 2016 at a price of  $9.21 per unit, which represented the average closing price of the Company’s common stock on each of the 10 trading days preceding the date of issuance, one-third of which vested on December 21, 2017. Pursuant to Mr. Young’s separation agreement with the Company, 60,000 LTIP Units were vested as of August 20, 2017 and his remaining LTIP Units were forfeited.

(8)
Consists of  (i) 5,974 LTIP Units issued on August 23, 2017, in connection with Mr. Kiernan’s appointment as Chief Financial Officer and Treasurer of the Company, at a price of  $8.37 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, one-third of which will vest on each of August 23 of 2018, 2019 and 2020, (ii) 2,994 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $37,500, based on the closing price per share on the date of grant and (iii) 10,621 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $160,000, based on the valuation determined by an independent consultant on the date of grant.

(9)
Consists of  (i) 9,226 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $116,250, based on the closing price per share on the date of grant and (ii) 9,740 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $150,000 based on the valuation determined by an independent consultant on the date of grant. Pursuant to Mr. McClure’s separation agreement with the Company, Mr. McClure’s target LTIP Units under the 2017 Annual Plan was reduced to 6,420 and his target LTIP Units under the 2017 Long-Term Plan was reduced to 1,736 LTIP Units.

(10)
Consists of: (i) 25,000 LTIP Units issued in connection with the Company’s initial public offering at a price of  $10.00 per unit, which represented the per share public offering price of the Company’s initial public offering, and (ii) 5,430 LTIP Units issued on December 21, 2016 at a price of  $9.21 per unit, which represented the average closing price of the Company’s common stock on each of the 10 trading days preceding the date of issuance. Pursuant to Mr. McClure’s separation agreement with the Company, all 25,430 LTIP Units were vested as of August 14, 2017.
(11)
Consists of  (i) 11,011 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $138,750, based on the closing price per share on the date of grant and (ii) 12,987 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $200,000, based on the valuation determined by an independent consultant on the date of grant.

(12)
Consists of: (i) 20,000 LTIP Units issued in connection with the Company’s initial public offering at a price of  $10.00 per unit, which represented the per share public offering price of the Company’s initial public offering, 60% of which had vested by December 1, 2017, the remaining 40% of which will vest in equal installments on each of December 1, 2018 and 2019, and (ii) 9,774 LTIP Units issued on December 21, 2016 at a price of  $9.21 per unit, which represented the average closing price of the Company’s common stock on each of the 10 trading days preceding the date of issuance, one-third of which vested on December 21, 2017 and the remaining two-thirds of which will vest in equal installments on each of December 21, 2018 and 2019.

(13)
On May 8, 2017, the Company and its Advisor entered into an agreement pursuant to which the Company agreed, for a period of one year, to reimburse the Advisor for $125,000 of Mr. Barber’s annual salary.

(14)
Consists of: (i) 5,230 LTIP Units issued on May 8, 2017 in connection with Mr. Barber’s appointment as General Counsel and Secretary, at a price of 9.56 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, one-third of which will vest on each of May 8 of 2018, 2019 and 2020, (ii) 5,230 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $75,000, based on the closing price per share on the date of grant and (iii) 7,133 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $160,000, based on the valuation determined by an independent consultant on the date of grant.

(15)
Consists of  (i) 10,714 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of  $135,000, based on the closing price per share on the date of grant and (ii) 10,390 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of  $160,012 based on the valuation determined by an independent consultant on the date of grant.

(16)
Consists of: (i) 20,000 LTIP Units issued in connection with the Company’s initial public offering at a price of  $10.00 per unit, which represented the per share public offering price of the Company’s initial public offering, 60% of which had vested by December 1, 2017 and the remaining 40% of which will vest in equal installments on each of December 1, 2018 and 2019 and (ii) 5,430 LTIP Units issued on December 21, 2016 at a price of  $9.21 per unit, which represented the average closing price of the Company’s common stock on each of the 10 trading days preceding the date of issuance, one-third of which vested on December 21, 2017 and the remaining two-thirds of which will vest in equal installments on each of December 21, 2018 and 2019.

Grants of Plan-Based Awards Table
The following table presents information concerning each grant made to our NEOs in the fiscal year ended December 31, 2017, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include awards granted after December 31, 2017.
Name	Type of Award	Grant Date	Date of Board Approval	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units of Stock	Grant Date Fair Value(2)
				Threshold	Target	Maximum
Jeffrey Busch	LTIP Units	February 28, 2017; October 11, 2017	February 28, 2017; October 10, 2017	19,535	39,070	71,593	32,787(3)	$610,010
David Young(4)	LTIP Units	February 28, 2017	February 28, 2017	—	—	—	—	$400,000
Robert Kiernan	LTIP Units	August 23, 2017	August 13, 2017	6,808	13,615	25,733	5,974(5)	$155,000
Donald McClure(6)	LTIP Units	February 28, 2017	February 28, 2017	9,483	18,966	33,319	—	$52,500
Alfonzo Leon	LTIP Units	February 28, 2017	February 28, 2017	11,999	23,998	42,491	—	$192,500
Jamie Barber	LTIP Units	May 8, 2017	May 5, 2017	6,182	12,363	22,111	5,230(7)	$180,000
Allen Webb	LTIP Units	February 28, 2017	February 28, 2017	10,552	21,104	36,851	—	$170,006

(1)
These columns show the threshold, target and maximum number of common shares that could be issued in connection with performance-based LTIP Units granted in 2017 under the Company’s 2017 Annual Plan and 2017 Long-Term Plan to each of the named executive officers. The exact number of units to be issued depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
2017 Annual and Long-Term Award grants are reflected at the target level.

(3)
Award issued on October 11, 2017 in connection with Mr. Busch’s appointment as Chief Executive Officer of the Company. Half of the award will vest on October 11, 2018 and half will vest on October 11, 2019.

(4)
On August 20, 2017, pursuant to the terms of his separation agreement, Mr. Young forfeited all of his 2017 Annual and Long-Term Awards.

(5)
Award issued on August 23, 2017 in connection with Mr. Kiernan’s appointment as Chief Financial Officer and Treasurer of the Company. One-third of the award will vest on each of August 23 of 2018, 2019 and 2020.

(6)
Pursuant to Mr. McClure’s separation agreement with the Company, Mr. McClure’s target LTIP Units under the 2017 Annual Plan was reduced to 6,420 and his target LTIP Units under the 2017 Long-Term Plan was reduced to 1,736 LTIP Units. Therefore, as of the date of the Mr. McClure’s separation agreement, his threshold, target and maximum amounts were 4,078, 8,156 and 13,102, respectively.

(7)
Award issued on May 8, 2017 in connection with Mr. Barber’s appointment as General Counsel and Secretary of the Company. One-third of the award will vest on each of May 8 of 2018, 2019 and 2020.

See “Compensation Discussion and Analysis — 2017 Annual and Long-Term Performance-Based Incentive Plans” for a description of the material terms of the awards granted under these plans. Initially, all LTIP Units will not have full parity with our operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of certain “book-up” events described in the partnership agreement, LTIP Units can, over time, achieve full parity with our operating partnership’s common units for all purposes, and therefore accrete to an economic value equivalent to one share of common stock. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of our common stock or converted into an equal number of shares of our common stock, as determined by us at our election.
Outstanding Equity Awards at Fiscal Year End
The following table presents information concerning equity awards for our NEOs that were outstanding as of December 31, 2017.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Jeffrey Busch	66,579(2)	$545,948	26,083(3)	$213,881
David Young(4)	—	$—	—	$—
Robert Kiernan	5,974(5)	$48,987	8,305(6)	$68,101
Donald McClure(7)	—	$—	7,288	$59,762
Alfonzo Leon	14,516(8)	$119,031	17,505(9)	$143,541
Jamie Barber	5,230(10)	$42,886	8,797(11)	$72,131
Allen Webb	11,620(12)	$95,284	15,909(13)	$130,454

(1)
Based on the closing price of the Company’s common stock on December 29, 2017, which was the last trading day of 2017, of  $8.20 per share.

(2)
Consists of  (i) 28,000 LTIP Units issued in connection with the Company’s initial public offering that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 31, 2018 and 2019, (ii) 5,792 LTIP Units issued on December 21, 2016 that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 21, 2018 and 2019, and (iii) 32,787 LTIP Units issued in connection with Mr. Busch’s appointment as CEO of the Company; these units will vest in equal installments on each of October 11, 2018 and 2019.

(3)
Consists of  (i) 13,095 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Annual Performance-Based Incentive Plan at the target level amount, and (ii) 12,988 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance, (i) 50% of the LTIP Units issued under the 2017 Annual Plan will vest and the remaining 50% will vest on December 31, 2018, and (ii) 50% of the LTIP Units issued under the 2017 Long-Term Performance-Based Incentive Plans will vest and the remaining 50% will vest on the first anniversary of the issuance date.

(4)
Pursuant to Mr. Young’s separation agreement, as of August 20, 2017, (i) all of Mr. Young’s unvested issued and outstanding LTIP Units had either vested or were forfeited and (ii) all of Mr. Young’s awards under the 2017 Annual Performance-Based Incentive Plan and the 2017 Long-Term Performance-Based Incentive Plan were forfeited.

(5)
Consists of all 5,974 LTIP Units issued in connection with Mr. Kiernan’s appointment as CFO of the Company. These units will vest in equal installments on each of August 23, 2018, 2019 and 2020.

(6)
Consists of  (i) 2,994 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Annual Performance-Based Incentive Plan at the target level amount, and (ii) 5,311 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance, (i) 50% of the LTIP Units issued under the 2017 Annual Plan will vest and the remaining 50% will vest on December 31, 2018, and (ii) 50% of the LTIP Units issued under the 2017 Long-Term Performance-Based Incentive Plans will vest and the remaining 50% will vest on the first anniversary of the issuance date.

(7)
Pursuant to Mr. McClure’s separation agreement, as of August 14, 2017, (i) all of Mr. McClure’s unvested issued and outstanding LTIP Units had immediately vested and (ii) based on his partial service during 2017, Mr. McClure’s target awards under the 2017 Annual Performance-Based Incentive Plan were reduced to 6,420 LTIP Units and his threshold-level awards pursuant to the 2017 Long-Term Performance-Based Incentive Plan equaled 868 LTIP Units. Upon issuance, all of Mr. McClure’s awards under the 2017 Annual and Long-Term Performance-Based Incentive Plans will vest.

(8)
Consists of  (i) 8,000 LTIP Units issued in connection with the Company’s initial public offering that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 31, 2018 and 2019, and (ii) 6,516 LTIP Units issued on December 21, 2016 that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 21, 2018 and 2019.

(9)
Consists of  (i) 11,011 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Annual Performance-Based Incentive Plan at the target level amount, and (ii) 6,494 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance, (i) 50% of the LTIP Units issued under the 2017 Annual Plan will vest and the remaining 50% will vest on December 31, 2018, and (ii) 50% of the LTIP Units issued under the 2017 Long-Term Performance-Based Incentive Plans will vest and the remaining 50% will vest on the first anniversary of the issuance date.

(10)
Consists of all 5,230 LTIP Units issued in connection with Mr. Barber’s appointment as General Counsel of the Company. These units will vest in equal installments on each of May 8, 2018, 2019 and 2020.

(11)
Consists of  (i) 5,230 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Annual Performance-Based Incentive Plan at the target level amount, and (ii) 3,567 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance, (i) 50% of the LTIP Units issued under the 2017 Annual Plan will vest and the remaining 50% will vest on December 31, 2018, and (ii) 50% of the LTIP Units issued under the 2017 Long-Term Performance-Based Incentive Plans will vest and the remaining 50% will vest on the first anniversary of the issuance date.

(12)
Consists of  (i) 8,000 LTIP Units issued in connection with the Company’s initial public offering that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 31, 2018, 2019 and 2020, and (ii) 3,620 LTIP Units issued on December 21, 2016 that had not vested as of December 31, 2017; these remaining units will vest in equal installments on each of December 21, 2018 and 2019.

(13)
Consists of  (i) 10,714 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Annual Performance-Based Incentive Plan at the target level amount, and (ii) 5,195 unearned LTIP Units as of December 31, 2017 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance, (i) 50% of the LTIP Units issued under the 2017 Annual Plan will vest and the remaining 50% will vest on December 31, 2018, and (ii) 50% of the LTIP Units issued under the 2017 Long-Term Performance-Based Incentive Plans will vest and the remaining 50% will vest on the first anniversary of the issuance date.

Option Exercises and Stock Vested Table
The following table presents information concerning option exercises and stock vested for NEOs that were outstanding as of December 31, 2017.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey Busch	44,896(2)	$368,147
David Young	60,000(3)	$492,000
Robert Kiernan	—	$—
Donald McClure	30,430(4)	$249,526
Alfonzo Leon	15,258(5)	$125,116
Jamie Barber	—	$—
Allen Webb	13,820(6)	$113,324

(1)
Based on the closing price of the Company’s common stock on December 29, 2017 of  $8.20 per share, which was the last trading day of 2017.

(2)
Consists of  (i) 42,000 LTIP Units issued in connection with the Company’s initial public offering that had vested as of December 31, 2017 and (ii) 2,896 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2017.

(3)
Pursuant to Mr. Young’s separation agreement, as of August 20, 2017, 24,000 additional LTIP Units vested, bringing Mr. Young’s total vested LTIP Units as of December 31, 2017 to 60,000 LTIP Units. Mr. Young forfeited the remainder of his LTIP Units.

(4)
Pursuant to Mr. McClure’s separation agreement, as of August 14, 2017, all 20,430 of Mr. McClure’s outstanding and unvested LTIP Units immediately vested, bringing his total vested LTIP Units to 30,430 units as of December 31, 2017.

(5)
Consists of  (i) 12,000 LTIP Units issued in connection with the Company’s initial public offering that had vested as of December 31, 2017 and (ii) 3,258 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2017.

(6)
Consists of  (i) 12,000 LTIP Units issued in connection with the Company’s initial public offering that had vested as of December 31, 2017 and (ii) 1,820 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2017.

Potential Payments Upon Termination or Change of Control
2016 and 2017 Time-Based Awards.
The LTIP Award agreements related to LTIP Awards issued outside of the 2017 Annual and Long-Term Performance-Based Plans provide that LTIP Units will vest upon the date that the grantee’s employment with the Company and its affiliates ends on account of the grantee’s termination of employment by the Company or its affiliates without Cause (as defined below) or by the grantee for Good Reason (as defined below) or upon a Change-in-Control (as defined below) (each, a “Qualified Termination”):
“Cause” means, with respect to the grantee, a determination by the Compensation Committee in its sole discretion that the grantee has: (i) materially breached a written agreement between the grantee and the Company or one of its affiliates, including the material breach of any written policy or written code of conduct established by the Company or one of its affiliates and applicable to the grantee; (ii) committed an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) been convicted of or been indicted for, or pled nolo contendere to, any felony (or state law equivalent) or any crime or misdemeanor involving moral turpitude; (iv) willfully failed or refused, other than due to disability, to perform the grantee’s duties to the Company or one of its affiliates; or (v) engaged in any other conduct that is materially injurious (whether monetarily or otherwise) to the Company or one of its affiliates.
“Good Reason” means: (i) a material diminution in the grantee’s base salary; (ii) a material diminution or adverse change in the grantee’s title, duties or authority; (iii) a material breach by the Company or the Operating Partnership of any of its covenants or obligations under the relevant LTIP Award Agreement; or (iv) the relocation of the geographic location of the grantee’s principal place of employment by more than 50 miles from the location of the grantee’s principal place of employment; provided that, in the case of the grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the grantee’s consent; (B) the grantee must provide written notice to Operating Partnership of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by Operating Partnership; and (D) the grantee’s date of termination must occur within 60 days after such notice is received by Operating Partnership.
“Change-in-Control” means and includes each of the following:
(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of the Company’s common stock (the “Common Stock”), taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.
(b) Individuals who constitute incumbent Directors at the beginning of any two-consecutive-year period, together with any new incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.
(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:
(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii) no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
2017 Annual and Long-Term Performance-Based Incentive Awards
Qualified Termination — The LTIP Award agreements related to LTIP Awards issued pursuant to 2017 Annual and Long-Term Performance-Based Awards provide that all earned LTIP Units will vest upon the date of a Qualified Termination; provided, however that with respect to termination due to death or disability, any earned LTIP Units will vest as if such termination had not occurred.
The LTIP Award agreements related to LTIP Awards issued pursuant to 2017 Annual and Long-Term Performance-Based Awards provide that, with respect to any unearned LTIP Units as of the date of a Qualified Termination, the relevant performance metrics will be evaluated on the original valuation date for each plan as if such termination had not occurred and then, with respect to LTIP Units then earned, a partial service factor will be applied to determine that actual number of LTIP Units to issue to the grantee.
Change-in-Control — Upon a Change-in-Control, with respect to the 2017 Annual Performance-Based Awards, (i) if a Change-in-Control had occurred prior to the first anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the first anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in-Control had not occurred and the amount of earned LTIP Units will be determined accordingly.
With respect to the 2017 Long-Term Performance-Based Awards, (i) if a Change-in-Control occurs prior to the third anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the third anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in-Control had not occurred and the amount of earned LTIP Units will be determined accordingly.
Any earned LTIP Units issued upon a Change-in-Control as described above will be subject to the same vesting schedule as if the Change-in-Control had not occurred except that, if a Qualified Termination occurs prior to the one-year anniversary of such Change-in-Control, all earned LTIP Units shall immediately vest upon such termination.
The following tables represent the payments due to our NEOs in the event termination or change in control payments would have been triggered under the 2016 Plan, the 2017 Annual Performance-Based Awards and the 2017 Long-Term Performance-Based Incentive Plan as of December 31, 2017.

Payments Due Upon a Qualified Termination or a Change-in-Control.
Name	Stock Awards	Total(1)
Jeffrey Busch	76,309(2)	$625,734
David Young(3)	—	$—
Robert Kiernan	8,199(4)	$67,232
Donald McClure(5)	2,845	$23,329
Alfonzo Leon	22,698(6)	$186,124
Jamie Barber	9,116(7)	$74,751
Allen Webb	19,581(8)	$160,564

(1)
Based on the closing price of the Company’s common stock on December 29, 2017 of  $8.20 per share, which was the last trading day of 2017.

(2)
Consists of 66,579 LTIP Units issued outside of the 2017 Incentive Plans and 9,730 LTIP Units issued pursuant to the 2017 Annual Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

(3)
Pursuant to Mr. Young’s separation agreement, as of August 20, 2017, 24,000 additional LTIP Units vested, bringing Mr. Young’s total vested LTIP Units as of December 31, 2017 to 60,000 LTIP Units. Mr. Young forfeited the remainder of his LTIP Units including any potential awards under both the 2017 Annual or Long-Term Performance-Based Incentive Plans.

(4)
Consists of 5,974 LTIP Units issued outside of the 2017 Incentive Plans and 2,225 LTIP Units issued pursuant to the 2017 Annual Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

(5)
Pursuant to Mr. McClure’s separation agreement, as of August 14, 2017, 20,430 additional LTIP Units vested, bringing Mr. McClure’s total vested LTIP Units as of August 14, 2017 to 30,430 LTIP Units. In additional, based on a partial service factor, Mr. McClure received 2,845 LTIP Units pursuant to the Annual Incentive Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

(6)
Consists of 14,516 LTIP Units issued outside of the 2017 Incentive Plans and 8,182 LTIP Units issued pursuant to the 2017 Annual Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

(7)
Consists of 5,230 LTIP Units issued outside of the 2017 Incentive Plans and 3,886 LTIP Units issued pursuant to the 2017 Annual Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

(8)
Consists of 11,620 LTIP Units issued outside of the 2017 Incentive Plans and 7,961 LTIP Units issued pursuant to the 2017 Annual Plan. As of December 31, 2017, no LTIP Units would have been earned under the 2017 Long-Term Performance-Based Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2017 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	435,737(1)	N/A	796,660(2)

(1)
Represents outstanding LTIP Units, which are a separate non-voting class of limited liability company interests structured as profits interests. The LTIP Units, subject to certain forfeiture provisions, may be converted, at the election of the holder, into shares of our common stock on a one-for-one basis.

(2)
As of December 31, 2017, a combined total of 796,660 shares of common stock and LTIP Units remain available for issuance under the incentive plans. In the event that an award expires, or is forfeited, canceled or otherwise terminates without the issuance of shares of common stock, such shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, shares of our common stock that we withhold in satisfaction of the holder’s obligation to remit an exercise price or withholding taxes will be available for future awards.

Compensation of Directors
The following table summarizes the compensation we paid to our non-management directors in 2017.
Director Compensation for 2017
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Henry Cole(4)	$57,352	$30,384	$1,278	$89,014
Matthew L. Cypher(5)	$41,460	$30,384	$1,278	$73,122
Kurt Harrington(5)	$43,013	$30,384	$1,278	$74,675
Ronald Marston(4)	$55,841	$30,384	$1,278	$87,503
Dr. Roscoe Moore(4)	$51,486	$30,384	$1,278	$83,148
Zhang Jinguo	$—	$—	$—	$—
Zhang Huiqi	$—	$—	$24,000	$24,000

(1)
Represents the annual retainer fees.

(2)
The number of LTIP Units comprising each LTIP award was based on a price of  $9.51 per unit, the closing price for the Company’s common stock on May 18, 2017, the date of grant. The stock award values disclosed in this director compensation table are based on market values of the Company’s common stock at the time of grant, which differ from the values calculated in accordance with GAAP as reported in the Company’s audited historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)
Represents distributions declared or paid on vested and unvested LTIP Units.

(4)
Includes a one-time payment of  $15,000 on March 30, 2017 that relates to the director’s service from the date of his appointment through the closing date of the Company’s initial public offering.

(5)
Includes a one-time payment of  $4,343 on March 30, 2017 that relates to the director’s service from the date of his appointment through the closing date of the Company’s initial public offering.

In March 2018, our Board approved the following compensation for our independent directors for 2018 that will be effective as of May 30, 2018 (the date of the Annual Meeting):
•
an annual payment of  $30,000, payable on the date of the Annual Meeting in LTIP Units;

•
an annual cash retainer of  $30,000, payable in equal amounts each quarter;

•
an additional annual cash retainer of  $12,000, $10,000, $7,000 and $11,000 for the chairperson of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively;

•
an additional annual cash retainer of  $6,000, $5,000, $3,500 and $5,500 for each other member of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively; and

•
an additional $15,000 cash retainer to our lead independent director.

Our Board of Directors may revise our directors’ compensation in its discretion. Aside from certain one-time payments made to Messrs. Cole, Cypher, Harrington, Marston and Moore relating to their service as directors from their appointment date to our IPO date, the terms of our directors’ 2017 compensation are the same as the terms of their 2018 compensation described above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2017, our executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. Our independent directors, Messrs. Harrington, Cole, Cypher, Marston and Moore, each filed one late report with respect to the LTIP Units issued to them on May 18, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Management Agreement
ZH International Holdings, Ltd. is the 85% owner of our Advisor and the owner of ZH USA, LLC. Mr. Zhang is the Chairman, Chief Executive Officer and Executive Director of ZH International Holdings, Ltd. Our Chief Executive Officer and Chairman, Mr. Jeffrey Busch, owns the remaining 15% of our Advisor. Certain material terms of the Management Agreement are summarized below:
Term and Termination
The initial term of the Management Agreement will expire on the third anniversary of the closing date of the IPO and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the agreement is not renewed or is terminated in accordance with its terms. If the Company’s board of directors decides to terminate or not renew the Management Agreement, the Company will generally be required to pay the Advisor a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee with respect to the previous eight fiscal quarters ending on the last day of the fiscal quarter prior to termination. Subsequent to the initial term, the Company may terminate the Management Agreement only under certain circumstances.
Base Management Fee
The Company pays its Advisor a base management fee in an amount equal to 1.5% of its stockholders’ equity per annum, calculated quarterly for the most recently completed fiscal quarter and payable in quarterly installments in arrears.
For purposes of calculating the base management fee, the Company’s stockholders’ equity means: (a) the sum of  (1) the Company stockholders’ equity as of March 31, 2016, (2) the aggregate amount of the conversion price (including interest) for the conversion of the Company’s outstanding convertible debentures into common stock and OP units upon completion of the IPO, and (3) the net proceeds from (or equity value assigned to) all issuances of equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock, LTIP Units and OP units issued by the Company or the Operating Partnership) in the IPO, or in any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), less (b) any amount that the Company pays to repurchase shares of its common stock or equity securities of the operating partnership. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Advisor and its independent directors and approval by a majority of the Company’s independent directors. As a result, the Company’s stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on its financial statements.
The base management fee of the Advisor shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to the Company of the written statement of the Advisor setting forth the computation of the base management fee for such quarter.

Incentive Fee
The Company will pay its Advisor an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of  (x) 20% and (y) the difference between (i) the Company’s AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO and in future offerings and transactions, multiplied by the weighted average number of all shares of common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, OP units, LTIP Units, and shares of common stock underlying awards granted under the 2016 Equity Incentive Plan or any future plan in the previous 12-month period, and (B) 8%, and (2) the sum of any incentive fee paid to the Advisor with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters.
AFFO is calculated by adjusting the Company’s funds from operations, or FFO, by adding back acquisition and disposition costs, stock-based compensation expenses, amortization of deferred financing costs and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of the Company’s properties, and subtracting loss on extinguishment of debt, straight-line rent adjustment, recurring tenant improvements, recurring leasing commissions and recurring capital expenditures.
Management Fee Expense Incurred and Accrued Management Fees
For years ended December 31, 2017 and 2016, management fees of approximately $3,123,000 and $1,434,000, respectively were incurred and expensed by the Company and during those years the Company paid management fees to the Advisor in the amount of  $2,680,000 and $1,443,585, respectively. As of December 31, 2017 and December 31, 2016, accrued management fees of  $1,064,000 and $621,000, respectively, were due to the Advisor.
Allocated General and Administrative Expenses
In the future, the Company may receive an allocation of general and administrative expenses from the Advisor that are either clearly applicable to or were reasonably allocated to the operations of the properties. For the year-ended December 31, 2017, the Company reimbursed the Advisor $125,000 for a portion of our General Counsel and Secretary’s salary for 2017, as discussed below.
Agreement Regarding Reimbursement of Certain Expenses
On May 8, 2017, the Company and its Advisor entered into an agreement pursuant to which the Company agreed, for a period of one year, to reimburse the Advisor for $125,000 of the annual salary of the Company’s General Counsel and Secretary.
Approval of Transactions with Related Persons
The Board of Directors has adopted a related persons transactions policy, to be followed in connection with all related person transactions involving the Company. Prior to entering into a related party transaction, the Audit Committee reviews the material facts of the transaction and either approves or disapproves of the entry into the transaction, subject to certain exceptions described in the policy. If advance Audit Committee approval is not feasible, then the transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to the Company.
Additionally, under our Code of Business Conduct and Ethics, related party transactions are subject to appropriate review and oversight by the Board’s Audit Committee.

Under our Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been preapproved pursuant to preapproval guidelines or rules established by the Committee or the Board.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected the accounting firm of MaloneBailey to serve as our independent registered public accountants for the year ending December 31, 2018, subject to ratification of this appointment by our stockholders. MaloneBailey has served as our independent registered public accountants since September 22, 2011 and is considered by our management to be well qualified.
We are asking our stockholders to ratify the appointment of MaloneBailey as our independent registered public accounting firm for 2018. Although the ratification is not required by our bylaws or other governing documents, the Board is submitting the selection of MaloneBailey to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.
We expect that a representative of MaloneBailey will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of the appointment of MaloneBailey as our independent registered public accounting firm for 2018.
Fees Paid to Our Independent Registered Public Accounting Firm
The following is a summary of the fees incurred by the Company with MaloneBailey, the Company’s independent registered public accounting firm for professional services rendered for the years ended December 31, 2017 and 2016.
	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$506,400	$346,900
Audit-Related Fees	35,500	42,600
Tax Fees	—	—
All Other Fees	—	—
Total	$541,900	$389,500

Audit Fees
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the consolidated financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2017, these fees also include an audit of management’s assessment of internal controls.
Audit-Related Fees
“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”
Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and structuring and research and assistance.

All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
Pre-Approval Policy
All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. All fees paid to MaloneBailey in 2017 and 2016 described above were approved by the Boards, as constituted prior to and following completion of the IPO, as applicable.
The Audit Committee has considered whether, and has determined that, the provision by MaloneBailey of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining MaloneBailey’s independence from management and the Company.

014475GLOBAL MEDICAL REIT INC.Proxy for Annual Meeting of Stockholders on May 30, 2018Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Jeffrey Busch and Jamie A. Barber, and each of them,with full power of substitution and power to act alone, as proxies to vote all the shares ofCommon Stock which the undersigned would be entitled to vote if personally present andacting at the Annual Meeting of Stockholders of Global Medical REIT Inc., to be held May30, 2018 at the offices of our external corporate counsel, Vinson & Elkins LLP, located at2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m.(EDT), and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side.)1.1

ANNUAL MEETING OF STOCKHOLDERS OFGLOBAL MEDICAL REIT INC.to be held on May 30, 2018NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/20744/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 4,AND A VOTE FOR “1 YEAR” FOR ITEM 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.20830403000000000000 0 053018GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. To elect as a director the following nominees to serve until the next annualmeeting of stockholders and until her or his successor is duly elected andqualified.O Jeffrey BuschO Henry ColeO Matthew L. Cypher, Ph. DO Zhang JingguoO Ronald MarstonO Dr. Roscoe MooreO Zhang HuiqiO Lori Beth Wittman2. Advisory vote to approve the compensation of the Company’s namedexecutive officers.3. Advisory vote on the frequency of the advisory vote on thecompensation of the Company’s named executive officers.4. To ratify the appointment of MaloneBailey, LLP as the Company’sindependent registered public accounting firm for the year endingDecember 31, 2018.5. To consider and vote upon such other business as may properly come before theAnnual Meeting or any adjournments or postponements thereof.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:FOR AGAINST ABSTAIN2 Years3 Years ABSTAIN 1 Year